1500 City West Blvd . Suite 200
Houston. TX  77042
(713) 458-7200

March 7, 2006

VIA FEDERAL EXPRESS

Wells Fargo Bank, N.A., as Trustee 9062 Old Annapolis Road Columbia, Maryland 21045 Attn: Corporate Trust Services GECMC 2005-C2	GE Commercial Mortgage Corporation, as Depositor c/o General Electric Capital Corporation 125 Park Avenue, 10th Floor New York, New York 10017 Attn: Capital Markets/ Daniel Vinson
Banc of America Securities LLC, as Underwriter 214 North Tyrone Street Charlotte, North Carolina 28255 Attn: David Certer Telecopy Number: (714) 386-1094	Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Underwriter 4 World Financial Center New York, New York 10080 Attn: David Rogers Telecopy Number (212) 449-3658
Deutsche Bank Securities Inc., as Underwriter 60 Wall Street New York, New York 10005 Attn: Lainie Kaye Telecopy Number (212) 250-4579	Citigroup Global Markets, Inc., as Underwriter 388 Greenwich Street, 11th Floor New York, New York 10013 Attn: Angela Vleck Telecopy Number: (212) 816-8307
J.P. Morgan Securities Inc., as Underwriter 270 Park Avenue New York, New York 10017 Attn: Steven Z. Schwartz Managing Director Telecopy Number: (212) 834-6593

OFFICER'S CERTIFICATE

Re: Annual Statement as to Compliance
GE Commercial Mortgage Corporation Commercial Mortgage Pass-Through
Certificates Series 2005-C2

In accordance with Section 3.13 of the Pooling and Servicing Agreement dated as of May 1, 2005, entered into in connection with the above-referenced Certificates, the undersigned officer of GEMSA Loan Services, L.P., (the "Servicer") hereby certifies that (i) a review of the activities of the Servicer during the preceding calendar year and of its performance under the Agreement

Officer's Certificate
March 7, 2006

has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Servicer has maintained an effective internal control system relating to its servicing of the Mortgage Loans serviced by it and has fulfilled in all material respects, its obligations under the Agreement throughout such year, and (iii) the Servicer has received no notice regarding qualification, or challenging the status of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC from the Internal Revenue Service or any other governmental agency or body.

/s/Pat MeEntree
Pat MeEntee, Director, Portfolio Management, on behalf
of GEMSA Loan Services, L.P., in its capacity as Master

cc:       Jeff Wagner
Midland Loan Services, Inc., Master Servicer
10851 Mastin
Overland Park, KS 66210
Re: COMM2005-LP5

Wells Fargo Bank, N.A., as Trustee
9062 Old Annapolis Road
Columbia, MD 21045-1951
Re: GMAC2005-C1

Wells Fargo Bank, N.A., as Trustee
Wells Fargo Center
Sixth Street & Marquette Ave.
Minneapolis, MN 55479-0123
Re: COMM 2005-C6

LaSalle Bank National Association, as Trustee
135 South LaSalle Street, Suite 1625
Chicago, IL 60674-4107
Re: GECMC 2005-C3